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Ex-10.53

Financial Consulting Agreement with WMS Financial Planner, Inc.

                                  EXHIBIT 10.53

                         FINANCIAL CONSULTING AGREEMENT

         This Financial Consulting Agreement (the "Agreement") is made and entered into as of the 1st day March, 2001, by and between WMS Financial Planners, Inc., a Washington corporation ("Consultant") whose principal place of business is 2209 Eastlake Avenue East, Seattle, Washington 98006 and Telegen Corporation, a California corporation ("Telegen") whose principal place of business is 1840 Gateway Drive, Suite 200, San Mateo, CA 94404.

                                    RECITALS

         A. Consultant engaged in the business of providing financial consulting services.

         B. Telegen desires to retain Consultant to provide financial consulting services.

         NOW, THEREFORE, in consideration for the mutual promises and agreements set forth herein and for other good and valuable consideration the receipt and sufficiency which is hereby acknowledged, the parties agree as follows:

         1. FINANCIAL CONSULTING SERVICES. Telegen hereby retains Consultant as a financial consultant to Telegen to provide the consulting services set forth herein, and Consultant hereby accepts and agrees to such retention. Consultant shall provide to Telegen consulting services as may be requested by a Telegen from time to time, including the following:

              (a)   Financial services;
              (b)   Cash flow management;
              (c) Retirement plan and employee benefit plan design, setup and monitoring;
              (d)   Capital formation; and
              (e)   Corporate compensation services.

              All of the above are referred to herein as "Financial Consulting Services". Consultant shall provide to Telegen the Financial Consulting Services on a best efforts basis. Consultant makes no representation, warranty or guaranty that as a result of the Financial Consulting Services rendered to Telegen, Telegen will obtain any specific result.

         2. TIME, MANNER AND PLACE OF PERFORMANCE. Consultant provides services similar to those provided for herein to other companies. Telegen agrees that Consultant does not and shall not be required to devote its full time and efforts to Telegen. Consultant shall devote such time, personnel and resources to Telegen as is reasonable and necessary in providing the Financial

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Consulting Services to Telegen on a best efforts basis. Consultant shall be available for advice and counsel to the officers and directors of the Telegen at such reasonable and convenient times and places as may mutually be agreed upon.

         3. TERM OF THE AGREEMENT. The initial term of this Agreement shall be for a term of twelve (12) months commencing March 1, 2001 and terminating February 28, 2002. This Agreement may be terminated prior thereto by either Consultant or Telegen upon sixty-(60) day's prior written notice.

         4. COMPENSATION. Telegen shall compensate the Consultant at the rate of $125,000 per annum, payable at the rate of $10,417 per month on the first day of each month commencing March 1, 2001. The parties acknowledge and agree that the compensation due hereunder is not earned on a "success" or "contingent fee basis" but rather is earned upon the time expended, the complexity of the services provided, the experience of the Consultant, and the value of the services provided, and shall be paid as set forth herein.

         5. EXPENSES. Telegen shall reimburse Consultant on demand for all reasonable expenses and other disbursements including, but not limited to travel, entertainment, mailing, printing, meeting arrangements and postage incurred by Consultant on behalf of Telegen in connection with the performance of the Financial Consulting Services pursuant to this Agreement. Consultant shall take all actions necessary to maintain the tax deductibility of any such expenses and disbursements by Telegen. All expenses and disbursements shall require Telegen's prior approval and documentation as reasonably requested by Telegen.

         6.  RESTRICTIONS ON TRADING.

             (a) Consultant and its agents, representatives, officers, directors and employees (collectively, "Affiliates") acknowledge that Telegen has disclosed to it that (I) Telegen has registered shares of its common stock with the Securities and Exchange Commission ("Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), (ii) Telegen is required to file reports with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (iii) during the course of the parties' discussions, Consultant's performance of the Financial Consulting Services, and/or Telegen's disclosure of confidential information or trade secrets to Consultant, Consultant will or may receive material, non-public information regarding Telegen.

             (b) Consultant and its Affiliates shall not engage, directly or indirectly, in any trading or trading related activities in respect of any equity securities or securities exercisable or convertible into equity securities of Telegen until such time that Consultant is no in possession of any material, non-public information regarding Telegen.

             (c) Consultant and its Affiliates shall be subjected to and shall fully comply with any other restrictions reasonably imposed by Telegen or its counsel with respect to trading or trading related activities in respect of any equity securities or securities exercisable or convertible into equity securities of Telegen.

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         7.  COMPLIANCE WITH LAWS.

             (a) Consultant represents, warrants, and covenants that Consultant and its Affiliates are (and at all times during the term of this Agreement shall be (i) duly licensed and registered and otherwise qualified professionals in good standing under the Legal Requirements (as that term is defined herein) of each jurisdiction, and (ii) associated with and/or members in good standing with all agencies, commissions, bodies, and other applicable associations (collectively, "Agencies") and under the Legal Requirements in such jurisdictions, as required in order to perform the Financial Consulting Services.

              (b) The performance of the Financial Consulting Services hereunder by Consultant or its Affiliates (i) do not and will not contravene conflict with, or result in a violation of, or give any governmental agency or body or any other person or entity the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, rule statute, or treaty (collectively, "Legal Requirement"); (ii) do not and will not require Consultant or its Affiliates to be registered, licensed, or otherwise qualified in any capacity or associated with or a member of any Agency other than that which such person is currently or then registered, licensed or otherwise qualified or with which it is associated or of which it is a member: and (iii) do not and will not make any exemption from the registration requirements of the Act, or any state or foreign law, regulation or rule applicable to the registration of securities, in each case as amended and in effect from time to time during the term of this Agreement, unavailable to Telegen or cause Telegen not to be eligible to avail itself thereof for any reason whatsoever, or give any purchaser of Telegen's securities any right of rescission of similar right of cancellation and refund.

         8.  DISCLOSURE OF INFORMATION.

             (a) Consultant acknowledges that Telegen has disclosed and/or may disclose to Consultant certain confidential information. Consultant shall use the confidential information solely in connection with its performance of the Financial Consulting Services herein, and shall keep the confidential information confidential, and shall not disclose any of the confidential information in any manner whatsoever except as authorized by a written agreement or written consent of Telegen. Consultant shall hold in confidence and not reproduce, distribute, transmit or transfer, directly or indirectly, in any form, by any means, or for any purpose other that as expressly agreed in writing, the confidential information or any portion thereof communicated, discussed, delivered or made available by Telegen to or received by Consultant. Notwithstanding the foregoing, Consultant may only disclose the confidential information to Affiliates with a need to know such information, provided each such Affiliate is obligated in writing to comply with the terms and conditions of this Section 8 or otherwise be subject to a company-standard nondisclosure agreement on terms no less restrictive than as set forth herein. Consultant shall be responsible for any breach of this Agreement by each such Affiliate.

             (b) The foregoing obligations shall not apply if and to the extent that: (i) consultant establishes that the information communicated was already know to it, without obligation

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to keep it confidential, at the time of its receipt from Telegen:(ii)
Consultant establishes that the information communicated was independently developed by it without use or reference to any confidential information;
(iii) Consultant establishes that the information communicated was received by such party in good faith from third party lawfully in possession thereof and having no obligation to keep such information confidential; or (iv) consultant establishes that the information communicated was publicly known at the 6time of its receipt or has become publicly known other that by a breach of this Agreement or other action by Consultant.

             (c) Consultant shall no be liable for disclosure of confidential information if made in response to a valid order of a court or authorized agency of government; provided that at least ten (10) days notice first be given to Telegen so a protective order may besought by Telegen.

             (d) Consultant acknowledges that the remedies at law for breach of any covenant contained in this Section may be inadequate, and that Telegen shall be entitled to injunctive relief for any breach of this Section. Nothing contained herein shall be construed, as limiting Telegen's right to any other remedies at law, including the recovery of damages for breach of this Agreement.

         9. NATURE OF THE RELATIONSHIP. Nothing in this Agreement shall render any party a general partner of the other. Except as set forth in this Agreement, neither party is nor shall be a general agent for the other and neither party is given authority to act on behalf of the other. Consultant is retained by Telegen in an independent capacity and except as set forth in this Agreement, Consultant shall not enter into any agreement or incur any obligations on behalf of Telegen.

         10. CONFLICTS OF INTEREST.

             (a) This Agreement in non-exclusive. Consultant shall be free to perform services for other companies and persons. Consultant will use its best efforts to avoid conflicts of interest and will not represent companies engaged in Telegen or any of its subsidiaries or controlled companies. In the event that Consultant believes a conflict of interest has arisen which may affect the performance of Financial Consulting Services for Telegen, Consultant may promptly notify Telegen of such conflict. Upon receiving such notice, Telegen may terminate this Agreement. Failure to terminate this Agreement within thirty (30) days of notification of any conflict of interest shall constitute Telegen's ongoing consent to Consultant continuing activities, which may be in conflict with Telegen.

             (b) The parties hereto acknowledge that Consultant is controlled by William M. Swayne II, who is also an officer and director of Telegen. The parties further acknowledge and agree that this Agreement will not be enforceable against Telegen unless it is approved and ratified by a majority of the then disinterested members of Telegen's Board of Directors.

         11. TERMINATION. Notwithstanding Section 3 of this Agreement, this Agreement may be terminated (i) upon five (5) days prior written notice to Telegen by Consultant if Telegen fails to timely pay any compensation or expense reimbursement to Consultant when due; (ii) by either party upon five
(5) days prior written notice to the other party if such other party commits or allows a

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material breach of this Agreement and fails to cure after thirty (30) days prior notice thereof; (iii) immediately by either party if the other party requests such party to perform acts or services in violation of any law, rule, regulation, policy or order of any federal or state regulatory agency;
(iv) immediately by either party if the other party engages in conduct in violation of any law, including rules, regulations, orders and policies of any federal or state regulatory agency. In the event of termination by Consultant pursuant to the provisions of this Section 11, all compensation received by Consultant from Telegen will be deemed fully earned and Telegen shall pay to consultant any compensation due and owing as of the date of termination.

         12. NOTICES. Any notices required or given under this Agreement shall be sufficient and if in writing and delivered via facsimile transmission to the telephone numbers set forth below or if sent by registered or certified mail, return receipt requested to the addresses set forth below:

                  If to:   Consultant
                           WMS Financial Planners, Inc.
                           2209 Eastlake Avenue, East
                           Seattle, Washington 89006
                           Fax Number: (206) 726-1633
                           Attention: VP Administration

                  If to:   Telegen

                           1840 Gateway Drive, Suite 200
                           San Mateo, CA 94404.
                           Fax Number: (650) 261-9468
                           Attention: Jessica Stevens, CEO

         13. ASSIGNMENT. Neither party to this Agreement may assign its rights or obligations hereunder without the prior written consent of the other party to this Agreement.

         14. APPLICABLE LAW. This Agreement shall be interpreted and construed in accordance with and pursuant to the laws of the state of California.

         15. SEVERABILITY. The provisions contained herein are severable and in the event any of them shall be held invalid, the Agreement shall be interpreted as if such invalid provision were not contained herein.

         16. WAVER. Except as specifically provided in this Agreement, the waiver of any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of any party.

         17. ENTIRE AGREEMENT. This entire Agreement constitutes and embodies the entire understanding and agreement of the parties hereto and supercedes and replaces all prior understandings, agreements and negotiations of the parties. This Agreement may not be modified except in writing and signed by all parties hereto.

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         18. BINDING EFFECT. This Agreement shall be binding and effective upon the parties and its successors and permitted assigns.

         19. COUNTERPARTS. This Agreement may be executed in counterparts each of which shall constitute and deemed an original both of which shall taken together constitute one and the same document.

         20. CONTINUING OBLIGATIONS. Section 6,7,8, and 14, and all other Sections which by their terms and conditions survive the termination or expiration of this Agreement, shall survive indefinitely the termination or expiration of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the day and year first above written.

                                    "Consultant"

                                    WMS Financial Planners, Inc.

                                    By:  /s/ CAROLYN OLBERG
                                        -------------------------------------
                                    Its: Vice President of Administration

                                    "Telegen"

                                    Telegen Corporation

                                    By:  /s/ JESSICA L STEVENS
                                        -------------------------------------
                                        Jessica L. Stevens,
                                        Chief Executive Officer